As filed with the Securities and Exchange Commission on May 4, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EXXON MOBIL CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	13-5409005
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5959 Las Colinas Boulevard

Irving, Texas 75039-2298

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 940-6000

ExxonMobil Savings Plan

(Full title of the plans)

Len M. Fox
Exxon Mobil Corporation
5959 Las Colinas Boulevard
Irving, Texas 75039-2298
Tel: (972) 940-6000

(Name, address and telephone number, including area code, of agent for service)

Copies to

Adam Kaminsky
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Tel: (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of the “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Exxon Mobil Corporation (“Registrant”) is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) with respect to 30 million shares of the Registrant’s Common Stock to be offered pursuant to the ExxonMobil Savings Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on February 25, 1999 (Registration No. 333-72955) and on May 6, 2010 (Registration No. 333-166576), except that provisions contained in Part II of such registration statements are modified as set forth herein.

PART I

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I have been delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

We hereby incorporate by reference into this registration statement the following documents previously filed with the Commission:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 23, 2022 (File No. 001-02256) (the “Annual Report”);

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed);

(c) The description of the Common Stock contained in Exhibit 4(vi) to the Registrants Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendment or report filed for the purpose of updating such description; and

(d) The ExxonMobil Savings Plan Annual Report on Form 11-K for the fiscal year ended December 31, 2020, filed with the Commission on June 10, 2021.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit Number
4.1	Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3(i) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015).

4.2	By-laws of the Registrant (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Report on Form 8-K of March 3, 2020).

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm of the Registrant.

24.1	Power of Attorney.

107.1	Calculation of Filing Fee Table.

In lieu of an opinion of counsel concerning compliance with the requirements of the Employee Retirement Income Security Act of 1974, as amended, and an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 4, 2022.

EXXON MOBIL CORPORATION

/s/ Darren W. Woods
Darren W. Woods, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed on May 4, 2022 by the following persons in the following capacities.

Signature	Title	Date

*	Chairman of the Board and Chief Executive Officer	May 4, 2022
Darren W. Woods	(Principal Executive Officer)

*	Director	May 4, 2022
Michael J. Angelakis

*	Director	May 4, 2022
Susan K. Avery

*	Director	May 4, 2022
Angela F. Braly

*	Director	May 4, 2022
Ursula M. Burns

*	Director	May 4, 2022
Kenneth C. Frazier

*	Director	May 4, 2022
Gregory J. Goff

*	Director	May 4, 2022
Kaisa H. Hietala

*	Director	May 4, 2022
Joseph L. Hooley

*	Director	May 4, 2022
Steven A. Kandarian

*	Director	May 4, 2022
Alexander A. Karsner

*	Director	May 4, 2022
Jeffrey W. Ubben
*	Senior Vice President, Chief Financial Officer	May 4, 2022
Kathryn A. Mikells	(Principal Financial Officer)

*	Vice President and Controller	May 4, 2022
Len M. Fox	(Principal Accounting Officer)

/s/ Antony E. Peters
* By:	Antony E. Peters
Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on May 4, 2022.

EXXONMOBIL SAVINGS PLAN

/s/ Tracey C. Gunnlaugsson
Tracey C. Gunnlaugsson
Chairperson, Trustee